EXHIBIT 10(K)(2)

                                AMENDMENT NO. 1
                                      TO
                               XEROX CORPORATION
                   DEFERRED COMPENSATION PLAN FOR DIRECTORS
                        1997 AMENDMENT AND RESTATEMENT

                                  WITNESSETH:
                                  ----------

WHEREAS, Xerox Corporation (the "Company") has adopted the Xerox Corporation Deferred Compensation Plan For Directors, 1997 Amendment and Restatement (the "Plan");

WHEREAS, the Company has determined to amend the Plan to allow Participants to select beneficiary(s) in the event of their death either during service on the Board of Directors or following retirement from the Board and to permit the selection of any beneficiary(ies) selected by the Participant without limitation; and

WHEREAS, pursuant to Section 18 of the Plan the Vice President responsible for human resources of the Company is authorized to amend the Plan;

NOW, THEREFORE, subsections (d), (e) and (f) of Section 9 of the Plan be and hereby are amended to read in their entirety as follows:

     "(d) Upon termination of service on the Board of Directors, other than termination resulting from death, prior to retirement, the total value of the Participant's Accounts under the Plan shall be paid to the Participant as soon as administratively possible after his or her date of termination.

     (e) Upon the death of a Participant either before or after retirement the total value of the Participant's Accounts under the Plan shall be paid in accordance with an election made by such Participant in a lump sum or in installments, as appropriate, from the Accounts established under Section 8 to the beneficiary(ies) designated by the Participant.

     (f) If a Participant dies either before or after retirement without having made such an election, the total value of his or her Accounts under the Plan shall be paid in a single payment to the Participant's estate as soon as administratively possible after notice of his or her date of death has been received by the Administrator."

This amendment is effective as of the date hereof. In all other respects the Plan shall remain unchanged.

IN WITNESS WHEREOF, the Company has caused this Amendment to be signed as of the 1st day of January 1998.

                                          XEROX CORPORATION

                                          By:   /s/ Hector Motroni
                                              -----------------------
                                                   Vice President

Attest:

By:   Martin S. Wagner
      --------------------
      Assistant Secretary